UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55928 (Commission File Number)	81-2847976 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.Entry into a Material Definitive Agreement.

As previously disclosed, Strategic Storage Trust IV, Inc. (the “Company”), through its operating partnership, Strategic Storage Operating Partnership IV, L.P. (the “Operating Partnership”), and certain affiliated entities, has an existing credit facility with (the “Credit Facility”) with KeyBank, National Association and certain other lenders (the “Lenders”).

On November 5, 2019, the Company, through the Operating Partnership and various special purpose entities (collectively, the “Borrowers”), entered into an Increase Agreement with the Lenders. Pursuant to the Increase Agreement and other related agreements: (i) the maximum borrowing capacity on the Credit Facility was increased by $35 million to a total size of $135 million and (ii) three of the Company’s properties were added as collateral. In connection with the closing of the Properties, described in Item 2.01 below, the Company drew an additional $65 million under the Credit Facility.

The description above is qualified in its entirety by the Increase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and the Joinder Agreements attached as Exhibits 10.2 and 10.3 to this Form 8-K.

Item 2.01.Completion of Acquisition or Disposition of Assets.

As previously disclosed, a subsidiary of the Company entered into two purchase and sale agreements with unaffiliated third parties (the “Purchase Agreements”) for the acquisition of a portfolio of four self storage facilities located in the States of Florida, North Carolina and Virginia (the “Properties”). On November 5, 2019, the Company closed on the purchase of the Properties for a purchase price of $64.45 million, plus closing and acquisition costs, which was primarily funded by a drawdown under the Credit Facility, which is described in Item 1.01 above. A summary of the Properties is as follows:

Property	Address	Approx. Purchase Price	Approx. Sq. Ft. (net)	Approx. Units
University City	7307 University City Blvd., Charlotte, NC 28262	$11,900,000	78,700	810
Charlottesville	2307 Hydraulic Rd., Charlottesville, VA 22901	20,700,000	71,000	830
Ardrey Kell	9800 Ardrey Kell Rd., Charlotte, NC 28277	18,400,000	97,800	1,090
Ocoee	1071 Marshall Farms Rd., Ocoee, FL 34761	13,450,000	78,200	770
TOTAL		$64,450,000	325,700	3,500

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Items 1.01 and 2.01 is incorporated by reference into this Item 2.03.

Item 7.01.Regulation FD Disclosure.

On November 12, 2019, the Company issued a press release announcing the acquisition of the Properties. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01Financial Statements and Exhibits.

(a) Financial statements of real estate acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before January 22, 2020 by amendment to this Form 8-K.

(b) Pro forma financial statements.

See paragraph (a) above.

(d) Exhibits

10.1Increase Agreement

10.2Joinder Agreement for University City and Hydraulic Road

10.3Joinder Agreement for Redmond Fall City Road

99.1Press Release dated November 12, 2019

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST IV, Inc.

Date: November 12, 2019	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer